August 5, 2002

Gesualdo Vitale
2031 S.W. 76th Avenue
Miramar, Florida 33029

Dear Aldo:

I am in receipt of your enclosed correspondence dated August 5, 2002, regarding our option to renew our lease for another 5-year term.

This letter represents Medicore's notification that it wants to exercise the option to renew our lease. We understand that the rental payments will be $1,917.80 per month ($23,013.60 per year), including sales tax effective January 1, 2003.

Please acknowledge receipt of this notification by signing and dating the acknowledgement below and returning one copy.

Sincerely,

/s/ Daniel R. Ouzts

Daniel R. Ouzts
Vice President/Finance

cc: Lawrence Jaffe

ACKNOWLEDGEMENT OF RECIEPT:

/s/ Gesualdo Vitale                              8/12/02
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/s/ Rosanna Vitale                               8/12/02
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